UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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IROBOT CORPORATION
(Name of Registrant as Specified in Its Charter)

RED MOUNTAIN PARTNERS, L.P. RMCP GP LLC RED MOUNTAIN CAPITAL PARTNERS LLC RED MOUNTAIN CAPITAL MANAGEMENT, INC. WILLEM MESDAG LAWRENCE S. PEIROS
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Red Mountain Partners, L.P., together with the other participants named herein (collectively, “Red Mountain”), intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its slate of two highly-qualified director nominees at the 2016 annual meeting of stockholders of iRobot Corporation, a Delaware corporation (the “Company”).

On March 15, 2016, Red Mountain issued the following press release, which was also posted by Red Mountain to www.iRobotproxycontest.com:

RED MOUNTAIN RESPONDS TO IROBOT GOVERNANCE ANNOUNCEMENT

● Proposed corporate governance changes long overdue; iRobot refuses to include shareholder representation on the Board

Los Angeles, CA, March 15, 2016 /Business Wire/ - Red Mountain Capital Partners LLC (“Red Mountain”), an investment management firm owning 6.1% of the outstanding shares of iRobot Corporation (“iRobot” or the “Company”) (Nasdaq: IRBT), responded to the appointment of Michael Bell, the President and Chief Executive Officer, as well as a Board Member, of Silver Spring Networks (NYSE:SSNI), to the Board of Directors of the Company (the “Board”) and the announcement of long overdue changes to iRobot’s corporate governance.

While the Board’s actions begin to address shareholder criticism of iRobot’s corporate governance practices and the constitution of the Board, Red Mountain is troubled that these initiatives were only announced as a result of substantial shareholder pressure. The Company has had years to embrace governance best practices and indeed has been the subject of numerous shareholder proposals calling for the implementation of governance best practices. Although the governance initiatives announced by the Company are steps in the right direction, Red Mountain believes there is still substantial work to be done. Red Mountain hopes that the Board will work diligently to implement the announced changes and adopt additional governance best practices, including separating the roles of Chairman and Chief Executive Officer and refreshing the Board to ensure its independence and that it has the right mix of skills and experience.

Red Mountain is disappointed that the Board failed to accept its settlement offer that would have resulted in the appointment of Lawrence Peiros and Willem Mesdag, a significant shareholder, to the Board. Red Mountain proposed that the Board appoint Mr. Peiros and Mr. Mesdag to the Board, in addition to Michael Bell, in order to bring global consumer products expertise and capital allocation skills as well as a shareholder voice to the Board. Red Mountain was prepared to enter into a long-term standstill agreement in order to allow the Board to focus its attention on the Company’s business, rather than a proxy contest with one of its largest shareholders.

Red Mountain’s nominees, Mr. Mesdag and Mr. Peiros, would bring much needed oversight with respect to cost management, capital allocation, returns on invested capital and corporate governance. The Company’s piecemeal and reactive approach to adopting changes as a result of shareholder pressure further underscores the need for independent, shareholder representation in the boardroom. Mr. Peiros is the former Chief Operating Officer of The Clorox Company, one of the most successful consumer products companies in the world, and has served with distinction on three public company boards.  Mr. Mesdag is the Managing Partner of Red Mountain and a former partner of Goldman, Sachs & Co., and has served with distinction on seven public company boards.

“We were surprised by the Board’s announcement yesterday morning, and believe that it signals the Board’s intent to pursue a proxy contest at great expense to its shareholders when a better alternative is available.  The Board’s action confirms our concern that it is not as accountable to or aligned with shareholders as it should be,” said Willem Mesdag, Managing Partner of Red Mountain.

About Red Mountain Capital Partners LLC

Red Mountain was established in January 2005 by Willem Mesdag, a former partner at Goldman, Sachs & Co., to invest primarily in undervalued small cap companies and to enhance and realize shareholder value through active ownership. Red Mountain’s approach to such investments is to actively engage with management teams and boards of directors in a constructive manner to unlock value for the benefit of all shareholders.  Red Mountain partners have extensive experience and a successful track record of enhancing value at portfolio companies through a combination of refocusing strategy, improving operational execution, more efficiently allocating capital and upgrading corporate governance, and currently serve on the boards of five public companies in which Red Mountain’s managed funds have substantial ownership stakes.

Investor Contact:

D.F. KING & CO.
Richard Grubaugh, 212-493-6950
rgrubaugh@dfking.com

or visit www.irobotproxycontest.com

Media Contact:

Bayfield Strategy, Inc.
Riyaz Lalani, 416-907-9365
rlalani@bayfieldstrategy.com

SOURCE: Red Mountain Capital Partners LLC

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Red Mountain Partners, L.P., together with the other participants named herein (collectively, “Red Mountain”), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of two highly-qualified director nominees at the 2016 annual meeting of stockholders of iRobot Corporation, a Delaware corporation (the “Company”).

RED MOUNTAIN STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., AT ITS TOLL-FREE NUMBER (866) 796-1271.

The participants in the proxy solicitation are Red Mountain Partners, L.P. (“RMP”), RMCP GP LLC (“RMCP GP”), Red Mountain Capital Partners LLC (“RMCP LLC”), Red Mountain Capital Management, Inc. (“RMCM”), Willem Mesdag and Lawrence S. Peiros.

As of the date hereof, RMP directly owns 1,782,500 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). RMCP GP, as the general partner of RMP, may be deemed to beneficially own the 1,782,500 shares of Common Stock directly owned by RMP. RMCP LLC, as the managing member of RMCP GP, may be deemed to beneficially own the 1,782,500 shares of Common Stock directly owned by RMP. RMCM, as the managing member of RMCP LLC, may be deemed to beneficially own the 1,782,500 shares of Common Stock directly owned by RMP. Mr. Mesdag, as an executive officer and Managing Partner of RMCP LLC and the president, sole executive officer, sole director and sole shareholder of RMCM, may be deemed to beneficially own the 1,782,500 shares of Common Stock directly owned by RMP. As of the date hereof, Mr. Peiros directly owns 1,000 shares of Common Stock.